UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2017

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 29, 2017, Westar Energy, Inc. (the “Company”) received a notice from the administrator of the Westar Energy, Inc. Employees’ 401(k) Savings Plan (the “Plan”). The notice stated that the Westar Energy Stock Fund (the “Westar Stock Fund”) in the Plan will be entering a blackout period due to the pending merger (the “Merger”) of the Company with a subsidiary of Great Plains Energy Incorporated. The notice stated that, several days prior to closing of the Merger, (a) the Westar Stock Fund will close to new investments and (b) there will be a limited blackout period during which transactions in the Westar Stock Fund will not be permitted. The blackout period is expected to commence several days prior to the closing of the Merger, and could last up to 14 days. The Company is unable to determine the closing date of the Merger and it is therefore unable to determine the exact dates for the blackout period.

In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on April 4, 2017, the Company sent a notice to its directors and executive officers notifying them of the blackout period in the Westar Stock Fund and certain trading prohibitions that they will be subject to during the blackout period.

During the blackout period and for a period of two years after the ending date of the blackout period, holders of the Company’s common stock and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to Westar Energy, Inc., Attention: Human Resources, 818 South Kansas Avenue, Topeka, Kansas 66612 or by calling (785) 575-6300.

A copy of the notice that was sent by the Company to its directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of Westar Energy, Inc., dated April 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	April 4, 2017	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of Westar Energy, Inc., dated April 4, 2017